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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-14051 on Form S-4 of Cabot Noble, Inc. of our report dated April 2, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of ShopKo Stores, Inc. for the year ended February 24, 1996 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

Deloitte & Touche llp
Milwaukee, Wisconsin

February 21, 1997

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